EXHIBIT 13.1 - CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Thomas Degnan, the Chief Executive Officer of Reynolds Group Holdings Limited (the "Company"), certify that:

(a)    The annual report of the Company for the year ended December 31, 2018 fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(b)    The information contained in the annual report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Thomas Degnan
Thomas Degnan
Chief Executive Officer
February 13, 2019